UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2010 (April 27, 2010)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On April 27, 2010, the Board of Directors of Trimble Navigation Limited (“Trimble” or the “Company”) amended Trimble’s Annual Management Incentive Plan (“the Plan”). The amendments to the Plan permit the Board of Directors and the Chief Executive Officer (the “CEO”) to use the Company’s Operating Income, as that term is defined in the Plan, to establish the performance goals for participants.

The Plan amendments also increase the maximum possible payouts under the Plan from 200% to 300% of each participant’s target for the CEO and the Company’s named executive officers. In addition, payments under the Plan are made on a quarterly basis, at 15% of target each quarter and the remainder after the close of the respective fiscal year based on achievement of the quarterly or annual goals.

The foregoing description of the Plan, and the amendments to the Plan, is qualified in its entirety by the Plan, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Ex. 10.1	Trimble Navigation Limited Annual Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: April 30, 2010	By:	/s/ JAMES A. KIRKLAND
James A. Kirkland
Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Trimble Navigation Limited Annual Management Incentive Plan